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                                                                    EXHIBIT 12.2

                               CLECO CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)


                                                               (In thousands,
                                                               except ratios)

                                                             FOR THE NINE MONTHS
                                                             ENDED SEPTEMBER 30,
                                                                    2000


Earnings                                                           $ 57,279
Income taxes                                                         29,958
                                                                   --------

Earnings from continuing operations before income taxes            $ 87,237
                                                                   ========

Fixed charges:
Interest, long-term debt                                           $ 25,754
Interest, other (including interest on short-term debt)               7,367
Amortization of debt expense, premium, net                              884
Portion of rentals representative of an interest factor                 556
                                                                   --------

Total fixed charges                                                $ 34,561
                                                                   ========

Earnings from continuing operations before
    income taxes and fixed charges                                 $121,798
                                                                   ========

Ratio of earnings to fixed charges                                    3.52x
                                                                   ========

Fixed charges from above                                           $ 34,561
Preferred stock dividends*                                            1,718
                                                                   --------

Total fixed charges and preferred stock dividends                  $ 36,279
                                                                   ========

Ratio of earnings to combined fixed charges and
    preferred stock dividends                                        3.36x
                                                                   ========


* Preferred stock dividends multiplied by the ratio of pretax income to net income.
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                               CLECO CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)


                                                           (In thousands,
                                                           except ratios)

                                                         FOR THE NINE MONTHS
                                                         ENDED SEPTEMBER 30,
                                                                1999


Earnings                                                        $48,396
Income taxes                                                     26,375
                                                                -------

Earnings from continuing operations before income taxes         $74,771
                                                                =======

Fixed charges:
Interest, long-term debt                                        $18,427
Interest, other (including interest on short-term debt)           1,916
Amortization of debt expense, premium, net                          857
Portion of rentals representative of an interest factor             505
                                                                -------

Total fixed charges                                             $21,705
                                                                =======

Earnings from continuing operations before
    income taxes and fixed charges                              $96,476
                                                                =======

Ratio of earnings to fixed charges                                4.44x
                                                                =======

Fixed charges from above                                        $21,705
Preferred stock dividends*                                        1,958
                                                                -------

Total fixed charges and preferred stock dividends               $23,663
                                                                =======

Ratio of earnings to combined fixed charges and
    preferred stock dividends                                     4.07x
                                                                =======


* Preferred stock dividends multiplied by the ratio of pretax income to net income.